UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2023, Orgenesis Inc. (the “Company”) received a notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the bid price of common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 25, 2024, to regain compliance with the Bid Price Rule. On March 26, 2024, the Staff determined that the Company qualified for a second 180-day compliance period, based in part on the Company reporting stockholders’ equity of $12,397,000, in its Form 10-Q for the period ended September 30, 2023. On April 15, 2024, the Company restated its previously filed financial statements including for the period ended September 30, 2023, reporting a stockholders’ deficit of ($15,372,000).

On April 17, 2024, the Company received a notice (the “Notice”) from the Staff that due to the restatement of the previously filed financial statements, it subsequently determined that the Company is no longer eligible for the second 180-day compliance period, due to the Company’s failure to comply with the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market.

In addition, the Staff informed the Company that it longer meets the minimum $2,500,000 stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, in accordance with Listing Rule 5550(b)(1). In accordance with Listing Rule 5810(c)(2)(A), the Staff stated that it cannot accept a plan to regain compliance and that as such, this matter is an additional and separate basis for delisting the Company’s securities from The Nasdaq Stock Market.

The Staff stated that the Company’s securities would be delisted from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”) to address the deficiencies and present a plan to regain compliance.

As permitted by the Notice, the Company plans to timely request a hearing before the Panel, which request will stay any further delisting action by the Staff pending the ultimate outcome of the hearing and the expiration of any extension that may be granted by the Panel. The Company’s common stock will remain listed and eligible for trading on Nasdaq at least pending the ultimate conclusion of the hearing process.

There can be no assurance that the Company will ultimately regain compliance and remain listed on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: April 19, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and Secretary